EXHIBIT 10.24

                         UNIVERSAL DETECTION TECHNOLOGY
                        EXECUTIVE OFFICERS' COMPENSATION
                                      2005

ANNUAL CASH COMPENSATION

     BASE COMPENSATION. Set forth below are the base salaries effective for 2005 of the Chief Executive Officer and each of our other executive officers or other employees whose annual compensation exceeded $100,000 in 2004. These salaries are reviewed by the Board of Directors annually and are subject to increase.

             NAME                          TITLE                     BASE SALARY

      Jacques Tizabi(1)                  President,                   $250,000
                                 Chief Executive Officer,
                                  Acting Chief Financial
                                        Officer, and
                                   Chairman of the Board

       Ali Moussavi(2)           Vice President of Global             $150,000
                                       Strategies

(1) Mr. Tizabi has agreed that he will defer payment of all accrued but unpaid bonus or salary, or other compensation payable to him, in excess of $150,000 per year, for 2004 and 2005 until December 31, 2005. Please refer to the employment agreement of this executive officer, which has been filed with the Securities and Exchange Commission, for the other terms and conditions of his employment.

(2) Please refer to the employment agreement of this executive officer, which has been filed with the Securities and Exchange Commission, for the other terms and conditions of his employment.

LONG TERM INCENTIVES

STOCK OPTIONS AND RESTRICTED STOCK. Executive officers, together with our other employees, are eligible to receive grants of awards under our 2003 Stock Incentive Plan. These awards may be in the form of stock options and/or restricted stock grants. The number of shares underlying options or shares, together with all other terms of the options and shares, are established by the Board of Directors.

OTHER PLANS. Executive officers are eligible to participate in our group health, dental, life, disability, retirement and other plans on the same basis as all other employees.